Exhibit 10.06

GOOGLE INC.

2003 STOCK PLAN (No. 2)

As amended on December 7, 2005

As further amended on January 30, 2007

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any Committee that shall administer the Plan in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Class A Senior Common Stock is listed or quoted and the applicable laws of any other country or jurisdiction where Options are granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Change in Control” means the occurrence of any of the following events:

(i) If (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities and (b) within three (3) years from the date of such acquisition, a merger or consolidation of the Company with or into the person (or an affiliate thereof) holding such beneficial ownership of securities of the Company is consummated; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For the purposes of this Section 2(d), “affiliate” shall mean, with respect to any specified person, any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person (“control,” “controlled by” and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise).

(e) “Class A Senior Common Stock” means the Class A Senior Common Stock of the Company; provided, that (i) if all outstanding Class A Senior Common Stock of the Company is converted to Common Stock pursuant to the charter documents of the Company, then “Class A Senior Common Stock” shall mean Common Stock and (ii) in the event any shares of Class A Senior Common Stock issued under the Plan are converted into Common Stock then, with respect to such shares, “Class A Senior Common Stock” shall mean Common Stock.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

(h) “Common Stock” means the Common Stock of the Company.

(i) “Company” means Google Technology Inc., a California corporation until the consummation of the reincorporation of Google Technology Inc. into the State of Delaware, at which time “Company” shall mean Google Inc., a Delaware corporation.

(j) “Consultant” means any person who is engaged by the Company or any Parent or Subsidiary to render consulting or advisory services to such entity.

(k) “Director” means a member of the Board.

(l) “Disability” means the inability of the Optionee, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Optionee’s position with the Company because of the Optionee’s sickness or injury.

(m) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” means, as of any date, the value of Class A Senior Common Stock determined as follows:

(i) If the Class A Senior Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Class A Senior Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Class A Senior Common Stock on the day of determination; or

(iii) In the absence of an established market for the Class A Senior Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(q) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r) “Option” means a stock option granted pursuant to the Plan.

(s) “Option Agreement” means a written or electronic agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(t) “Option Exchange Program” means a program whereby outstanding Options are exchanged for Options with a lower exercise price.

(u) “Optioned Stock” means the Class A Senior Common Stock subject to an Option.

(v) “Optionee” means the holder of an outstanding Option granted under the Plan.

(w) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x) “Plan” shall mean the Google Technology Inc. 2003 Stock Plan (No. 2), which shall become the Google Inc. 2003 Stock Plan (No. 2) upon the closing of a reincorporation of Google Technology Inc. into the State of Delaware that includes the corresponding name change to Google Inc.

(y) “Senior Employee” shall mean any Employee who holds a leadership or managerial position at the Company and has a title with the Company of, or responsibilities equivalent to, that of either (i) a director or (ii) a position senior to director.

(z) “Service Provider” means an Employee, Director or Consultant.

(aa) “Share” means a share of the Class A Senior Common Stock, as adjusted in accordance with Section 12 below.

(bb) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be subject to option and sold under the Plan is 12,388,116, minus those shares of Class A Senior Common Stock or shares of Common Stock that, after June 18, 2003, are issued or made subject to outstanding options under the Company’s 1998 Stock Plan (the “1998 Plan”), the Company’s 2003 Stock Plan (the “2003 Plan (No. 1)”) or the Company’s 2003 Stock Plan (No. 3) (the “2003 Plan (No. 3)”); provided, that those shares of Class A Senior Common Stock or Common Stock of the Company returned to the 1998 Plan, the 2003 Plan (No. 1) and the 2003 Plan (No. 3) as a result of termination of options or repurchase of shares issued (at any time) under those plans shall be added to the authorized number of Shares that may be subject to option and sold under this Plan. In no event shall the number of Shares issued pursuant to Incentive Stock Options under this Plan exceed the number indicated in this Section 3. The Shares may be authorized but unissued or reacquired shares of Class A Senior Common Stock.

If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan, upon exercise of an Option, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if unvested Shares of restricted stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Board or a Committee appointed by the Board, which Committee shall be constituted to comply with Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Class A Senior Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Class A Senior Common Stock covered by such Option has declined since the date the Option was granted;

(vii) to initiate an Option Exchange Program;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(x) to construe and interpret the terms of the Plan and Options granted pursuant to the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees.

5. Eligibility. Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Incentive Stock Option Limit. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) At-Will Employment. Neither the Plan nor any Option shall confer upon any Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall it interfere in any way with his or her right or the Company’s right to terminate such relationship at any time, with or without cause, and with or without notice.

7. Term of Plan. Subject to shareholder approval in accordance with Section 19, the Plan shall become effective upon its adoption by the Board. Unless sooner terminated under Section 15, it shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or (ii) the earlier of the most recent board or shareholder approval of an increase in the number of Shares reserved for issuance under the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. In the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) The per share exercise price for the Shares to be issued upon exercise of an Option shall be such price as is determined by the Administrator, but shall be subject to the following:

(i) In the case of an Incentive Stock Option

(A) granted to an Employee who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option

(A) granted to a Service Provider who, at the time of grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B) granted to any other Service Provider, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist, without limitation, of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired directly from the Company, have been owned by the Optionee for more than six months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Except in the case of Options granted to officers, Directors, Senior Employees and Consultants, Options shall become exercisable at a rate of no less than 20% per year over five (5) years from the date the Options are granted.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, such Optionee may exercise his or her Option within thirty (30) days of termination, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of the Option as set forth in the Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within six (6) months of termination, or such longer period of time as specified in the Option Agreement, to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the

Option Agreement). If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within six (6) months following Optionee’s death, or such longer period of time as specified in the Option Agreement, to the extent that the Option is vested on the date of death (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement) by the Optionee’s designated beneficiary, provided such beneficiary has been designated prior to Optionee’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Optionee, then such Option may be exercised by the personal representative of the Optionee’s estate or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Leaves of Absence.

(i) Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be suspended during any unpaid leave of absence.

(ii) A Service Provider shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or (B) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.

(iii) For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(f) Advance Election to Exercise Option. An Optionee may make an election which will require an Option, or any portion thereof, to the extent such Option (1) was granted prior to August 19, 2004, (2) was unvested as of December 31, 2004 and (3) was not exercised prior to December 31, 2005, to be exercised in whole, or in part, pursuant to an election authorized by this Section 10(f).

(i) Calendar Year Election. An Optionee may make an election to exercise an Option, or any portion thereof, in any calendar year after the calendar year in which the Optionee makes such election, provided, however, that the calendar year selected is not after the expiration of the Option pursuant to its term as specified in Section 8.

(ii) Short Term Deferral Election. An Optionee may make an election to exercise an Option, or any portion thereof, by March 15th of the calendar year after the calendar year in which such Option, or portion thereof, vests.

(iii) Automatic Exercise of Options. Once made, the Optionee may not accelerate the year of exercise specified in any election made pursuant to this Section 10(f), and the Option, or portion thereof, must be exercised in the elected period. If the Option, or any portion thereof, is not exercised by the Optionee prior to the end of the applicable period specified by any election, then the Option shall be exercised, or cancelled as applicable, automatically on the “Automatic Exercise Date” (described in this Section 10(f)(iii)). The Automatic Exercise Date for Options subject to a Calendar Year Election shall be the last trading day on or prior to December 31st of the applicable calendar year. The Automatic Exercise Date for Options subject to a Short Term Deferral Election shall be the last trading day on or prior to March 15th of the year following the year in which such Option vested. Only those Options which are “in-the-money” on the Automatic Exercise Date will be exercised pursuant to the Optionee’s election and this Section 10(f)(iii). Any Option which is not “in-the-money” on the applicable Automatic Exercise Date will (1) not be automatically exercised and (2) terminate automatically, as of such applicable Automatic

Exercise Date. An Option will be considered “in-the-money” for purposes of this Section 10(f)(iii) if it has an exercise price which is less than the Fair Market Value of a share of Stock on the applicable Automatic Exercise Date. This automatic exercise shall be done pursuant to the cashless exercise procedure authorized by the terms of the Plan and all of the Shares covered by the applicable Option shall be sold and a portion of the cash proceeds from such sale shall be remitted to the Company in an amount necessary to pay the applicable exercise price of such Options and the Optionee’s associated tax withholding obligation. The net cash remaining after this automatic exercise shall be deposited to the Optionee’s brokerage account maintained by the Company’s stock plan administrator.

(iv) Impact of Termination of Service Provider Status on Elections. Notwithstanding the foregoing, in the event of the Optionee’s termination of employment with the Company prior to the exercise of any Option pursuant to an election made under this Section 10(f), then the Optionee’s election shall be automatically cancelled as of the date of such Optionee’s termination of employment.

(v) Post-Termination Exercise Period for Options Subjected to Cancelled Elections. Any Option, or portion thereof, which again becomes exercisable as a result of the automatic cancellation of an exercise election pursuant to Section 10(f)(iv), shall thereafter be exercisable and remain outstanding only to the extent authorized by its original terms and conditions as of the date of the automatic cancellation of the election, provided, however, that as a condition to making any such election under this Section 10(f), the Optionee must acknowledge and agree that in the event any such Option, or portion thereof, is not exercised by the Optionee (if applicable under its terms) by, as applicable, December 31st of the year of the automatic cancellation of this election (with respect to any Calendar Year Election) or by March 15th of the year after such Options vested (with respect to any Short Term Deferral Election), the Optionee understands and acknowledges that such Option, or portion thereof, will be forfeited.

(vi) Terms and Conditions of Exercise Elections. Any election made pursuant to this Section 10(f) must be made in a manner and pursuant to the terms and conditions approved by the Company, and in no event may elections be made after any date authorized by Applicable Law. In order for an election to become effective, the Optionee must provide the Company with an executed election, on a form approved by the Company, pursuant to the applicable procedures established by the Company. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, (A) to decline to approve or (B) to terminate or amend any program or procedures for authorizing any Optionee to make such election to exercise Options pursuant to this Section 10(f), provided however, that any valid election made by an Optionee prior to the date of the Company’s termination or amendment of such a program or procedures shall remain effective.

(vii) Cancellation of Elections. Notwithstanding any other provision of the Plan or any applicable valid election entered into by any Optionee pursuant to this Section 10(f), in the event that a change in Applicable Law occurs prior to the exercise of Options under any election, and such change in Applicable Law results in (1) the revocation of the unfavorable tax impacts required by Section 409A of the Code or (2) the postponement or delay in the effective date of Section 409A of the Code (as determined in the sole discretion of the Company), then with respect to any such Option, all elections made by Optionee’s under this Section 10(f) shall be either automatically revoked and rescinded to the extent authorized by such change in the Applicable Law or, with the consent of the Optionee amended to comply with such changes in Applicable Law. The determination of the impact of any changes in Applicable Law to this Section 10(f), and the procedures to implement such changes, shall be made in the sole and absolute discretion of the Company.

11. Limited Transferability of Options. Unless determined otherwise by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Optionee, only by the Optionee. If the Administrator in its sole discretion makes an Option transferable, such Option may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (within the meaning of Rule 701 of the Securities Act) through gifts or domestic relations orders, as permitted by Rule 701 of the Securities Act.

12. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Changes in Capitalization. In the event that any dividend (excluding an ordinary dividend) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Option or Stock Purchase Right.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a merger or Change in Control refuses to assume or substitute for the Option, then the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Optionee in writing or electronically that this Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or Change in Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or Change in Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change in Control by holders of Class A Senior Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Class A Senior Common Stock in the merger or Change in Control.

13. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such later date as is determined by the Administrator. Notice of the determination shall be given to each Service Provider to whom an Option is so granted within a reasonable time after the date of such grant.

14. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Shareholder Approval. The Board shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

15. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Option, the Administrator may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under Applicable Laws.